                                 $1,750,000,000
                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-2

                   Home Equity Loan Pass-Through Certificates
                                  Series 1998-2

                             UNDERWRITING AGREEMENT

                                                June 9, 1998

Merrill Lynch, Pierce, Fenner & Smith Incorporated
     As Representative of the Several Underwriters

World Financial Center
North Tower
250 Vesey Street
New York, New York  10281

Ladies and Gentlemen:

                  ContiSecurities Asset Funding Corp. (the "Depositor"), a Delaware corporation, has authorized the issuance and sale of Home Equity Loan Pass-Through Certificates, Series 1998-2, Class A-1, Class A-2 Fixed, Class A-2 Internal, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10 IO, (the "Class A Trust Certificates"), Class B (the "Subordinate Certificates") and the Grantor Trust Pass-Through Certificates, Series 1998-A, Class A-2 Floating (the "Class A-2 Floating Certificates"). The Class A Trust Certificates (other than the Class A-2 Internal Certificates), the Class A-2 Floating Certificates and the Subordinate Certificates are collectively referred to as the "Offered Certificates". Also issued are the Class R, Class R-I and Class R-II Certificates (the "Retained Certificates"). The Class A-2 Floating Certificates evidence interests in the ContiMortgage Grantor Trust 1998-A (the "Grantor Trust"). The Class A Trust Certificates, the Class A-2 Floating Certificates, the Subordinate Certificates and the Retained Certificates shall be referred to as the "Certificates".

                  Only the Offered Certificates are being purchased by the Underwriters named in Schedule A hereto, and the Underwriters are purchasing, severally, only the Offered Certificates set forth opposite their names in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with Section X of this Agreement. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the "Representative."

                  The Class A Trust Certificates, Subordinate Certificates and Retained Certificates (collectively the "Trust Certificates") will be issued under a pooling and



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servicing agreement (the "Pooling and Servicing Agreement"), to be dated as of
June 1, 1998 among the Depositor, ContiMortgage Corporation ("ContiMortgage"), as the servicer and a seller (in such capacity, the "Servicer" or a "Seller," as the case may be), ContiWest Corporation ("ContiWest"), as a seller (a "Seller," and collectively with ContiMortgage, the "Sellers") and Manufacturers and Traders Trust Company, as the Trustee (in such capacity, the "Trustee"). Each of the Depositor, ContiMortgage and ContiWest is a subsidiary of ContiFinancial Corporation ("ContiFinancial").

                  The Trust Certificates will evidence fractional undivided interests in the Trust (the "Trust") formed pursuant to the Pooling and Servicing Agreement. The assets of the Trust will initially include, among other things, two pools of home equity loans, one comprised of fixed rate and adjustable rate home equity loans and the other comprised only of adjustable rate home equity loans, having a Cut-Off Date as of the close of business on June 17, 1998 (the "Home Equity Loans"), and such amounts as may be held by the Trustee in any accounts held by the Trustee for the Trust. The Home Equity Loans are secured primarily by first and second deeds of trust or mortgages on one- to four-family residential properties. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement.

                  The Class A-2 Floating Certificates will be issued pursuant to a Grantor Trust Agreement (the "Grantor Trust Agreement") dated as of June 1, 1998, among the Depositor, the Servicer and Manufacturers and Traders Trust Company, as the Grantor Trustee (in such capacity, the "Grantor Trustee").

                  The Class A-2 Floating Certificates evidence interests in the ContiMortgage Grantor Trust 1998-A, which is comprised of: (i) the Class A-2 Internal Certificates issued by the Trust, (ii) a swap agreement between the Grantor Trust and National Westminster Bank, Plc. (the "Swap Agreement") and
(iii) the rights of the Grantor Trustee under the related Certificate Insurance Policy.

                  The Certificates are more fully described in a Registration Statement which the Depositor has furnished to the Underwriters. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement and the Grantor Trust Agreement.

                  The Class A Trust Certificates and the Class A-2 Floating Certificates will each be entitled to the benefits of a certificate guaranty insurance policy (together, the "Policies") issued by MBIA Insurance Corporation ("MBIA"). The Depositor, ContiMortgage and ContiWest will also enter into an Indemnification Agreement (the "Indemnification Agreement") dated as of June 1, 1998 among the Underwriters, the Depositor, ContiMortgage, ContiWest and MBIA, governing the liability of the several parties with respect to the losses resulting from material misstatements or omissions contained in the Prospectus Supplement.

                  Pursuant to Section 3.05 of the Pooling and Servicing Agreement and concurrently with the execution thereof, ContiMortgage and ContiWest will transfer to the

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Depositor all of their right, title and interest in and to the unpaid principal balances of the Home Equity Loans as of the Cut-Off Date and interest due after the Cut-Off Date and the collateral securing each Home Equity Loan.

                  SECTION I. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with the Underwriters that as of the date hereof and as of the

Closing Date:

                  A. A Registration Statement on Form S-3 (No. 333-39505), has
(i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective and is still effective as of the date hereof under the Securities Act; Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; "Basic Prospectus" means such final prospectus dated December 16, 1997; and "Prospectus Supplement" means the final prospectus supplement relating to the Offered Certificates, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus, and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor's knowledge, threatened by the Commission. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as any Underwriter delivers to the Depositor pursuant to
Section VIII (D) hereof for filing on Form 8-K. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                  To the extent that any Underwriter has provided to the Depositor Computational Materials that such Underwriter has provided to a prospective investor, the

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Depositor will file or cause to be filed with the Commission a report on Form
8-K containing such Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than 11:00 a.m. New York time the date on which the Prospectus is made available to the Underwriter and is filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

                  B. The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, when they become effective or are filed with the Commission, as the case may be, in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by any Underwriters through the Representative expressly for use therein.

                  C. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation is made as to documents deemed to be incorporated by reference in the Prospectus as the result of filing a Form 8-K at the request of the Underwriters except to the extent such documents reflect information furnished by the Depositor to the Underwriters for the purpose of preparing such documents.

                  D. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

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                  E. The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires such standing. The Depositor has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Grantor Trust Agreement and the Pooling and Servicing Agreement and to cause the Certificates to be issued.

                  F. There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Certificates (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by the Pooling and Servicing Agreement, the Grantor Trust Agreement or this Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Grantor Trust Agreement, this Agreement or the Certificates.

                  G. This Agreement has been, and the Grantor Trust Agreement and the Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the Pooling and Servicing Agreement and the Grantor Trust Agreement when executed and delivered as contemplated herein will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

                  H. The execution, delivery and performance of this Agreement, the Grantor Trust Agreement and the Pooling and Servicing Agreement by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under this Agreement, the Grantor Trust Agreement and the Pooling and Servicing Agreement, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor

                                       5
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or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under this Agreement, the Grantor Trust Agreement and the Pooling and Servicing Agreement.

                  I. The Depositor has no reason to know that Arthur Andersen & Co. are not independent public accountants with respect to the Depositor as required by the Securities Act and the Rules and Regulations.

                  J. The direction by the Depositor to the Trustee and the Grantor Trustee to authenticate, issue and deliver the Certificates has been duly authorized by the Depositor, and, assuming the Trustee and the Grantor Trustee have been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Trustee and the Grantor Trustee, as applicable, in accordance with the Pooling and Servicing Agreement and the Grantor Trust Agreement, the Certificates will be validly issued and outstanding and the holders of the Certificates will be entitled to the rights and benefits of the Certificates as provided by the Pooling and Servicing Agreement and the Grantor Trust Agreement.

                  K. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Offered Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by this Agreement, the Grantor Trust Agreement and the Pooling and Servicing Agreement except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been obtained.

                  L. The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Depositor has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Depositor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

                  M. At the time of execution and delivery of the Pooling and Servicing Agreement, the Depositor will: (i) have good title to the Home Equity Loans conveyed by the Sellers, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any person any of its right or title in the Home Equity Loans contemplated in the Pooling and Servicing Agreement or in the Certificates being issued pursuant thereto; and (iii) have the power and authority to sell its interest in the Home Equity Loans to the Trustee and to sell the Offered Certificates to the Underwriters. Upon execution and delivery of the Pooling

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and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the right, title and interest in and to the Home Equity Loans, free of any Liens. Upon delivery to the Underwriters of the Offered Certificates, the Underwriters will have good title to the Offered Certificates, free of any Liens.

                  N.  Reserved.

                  O. As of the Statistical Calculation Date, each of the Home Equity Loans will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

                  P.  Reserved.

                  Q. Neither the Depositor nor the Trust created by the Pooling and Servicing Agreement nor the Grantor Trust created pursuant to the Grantor Trust Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

                  R. At the Closing Date, the Offered Certificates, the Grantor Trust Agreement and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  S. At the Closing Date, the Offered Certificates (other than the Subordinate Certificates) shall have been rated in the highest rating category by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's") and Fitch IBCA, Inc. ("Fitch") and the Subordinate Certificates shall have been rated "Baa3" by Moody's, "BBB-" by Standard & Poor's and "BBB" by Fitch.

                  T. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Grantor Trust Agreement, the Pooling and Servicing Agreement and the Certificates have been paid or will be paid at or prior to the Closing Date.

                  U. At the Closing Date, each of the representations and warranties of the Depositor, ContiMortgage and ContiWest set forth herein, and in the Grantor Trust Agreement and in the Pooling and Servicing Agreement will be true and correct in all material respects.

                  V. Any certificate signed by an officer of the Depositor and delivered to the Representative or counsel for the Representative in connection with an offering of the Offered Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section I are made.

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                  W. The transfer of the Class A-2 Internal Certificates from the Depositor to the Grantor Trust as set forth in the Grantor Trust Agreement is not required to be registered under the Securities Act of 1933, as amended.

                  SECTION II. Purchase and Sale. The commitment of the Underwriters to purchase the Offered Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue the Offered Certificates and agrees to sell to the Underwriters, and the Underwriters agree (except as provided in Sections X and XI hereof) severally and not jointly to purchase from the Depositor, the aggregate initial principal amounts or percentage interests of the Offered Certificates of each Class, as set forth opposite their names on Schedule A, at the purchase price or prices set forth on Schedule A.

                  SECTION III. Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Depositor at 10:00 A.M. New York City time on June 29, 1998 or at such other time or date as shall be agreed upon in writing by the Representative and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Offered Certificates shall be made to the Representative for the accounts of the Underwriters against payment of the purchase price thereof. The Certificates shall be in such authorized denominations and registered in such names as the Representative may request in writing at least two business days prior to the Closing Date. The Offered Certificates will be made available for examination by the Representative no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

                  SECTION IV. Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

                  SECTION V. Covenants of the Depositor. The Depositor and, to the extent the provisions of subsections H and I below relate to ContiMortgage and ContiWest, respectively, ContiMortgage and ContiWest agree as follows:

                  A. To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the availability of the Prospectus to the Underwriters; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the Closing Date or any supplement to the Prospectus or any amended

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Prospectus has been filed prior to the Closing Date and to furnish the
Underwriters with copies thereof without charge; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Certificates; to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or the institution of or, to the knowledge of the Depositor, the threatening of any proceeding for such purpose, or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; or (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

                  B. To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  C. To deliver promptly to the Underwriters without charge such number of the following documents as the Underwriters shall reasonably request:
(i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Closing Date in connection with the offering or sale of the Offered Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon any Underwriters' request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Offered Certificates at any time nine months or more after the Effective Time, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters as many copies as the

Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

                  D. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission. Neither the Underwriters' consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section VI.

                  E. To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the
Certificates: (i) any Post-Effective Amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations.

                  F. To make generally available to holders of the Offered Certificates as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Depositor, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

                  G. To use its best efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Certificates. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been so qualified.

                  H. Unless the Underwriters shall otherwise have given their written consent, no collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by ContiMortgage shall be publicly offered or sold, nor shall ContiMortgage enter into any contractual arrangements that contemplate the public offering or sale of such securities, until the earlier to occur of the termination of the syndicate or the Closing Date.

                  I. Unless the Underwriters shall otherwise have given their written consent, no collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by ContiWest shall be publicly offered or sold, nor shall ContiWest enter into any contractual arrangements that contemplate the public offering or sale of such securities, until the earlier to occur of the termination of the syndicate or the Closing Date.

                  J. Unless the Underwriters shall otherwise have given their written consent (such consent not to be unreasonably withheld), no collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets that are similar to the Home Equity Loans originated or owned by the Depositor shall be publicly offered or sold until the earlier to occur of the termination of the syndicate or the Closing Date.

                  K. So long as the Offered Certificates shall be outstanding the Depositor shall cause the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section 8.16 of the Pooling and Servicing Agreement;
(ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 8.17 of the Pooling and Servicing Agreement;
(iii) the monthly servicing report furnished to the Trustee pursuant to Section
7.08 of the Pooling and Servicing Agreement; and (iv) the monthly reports furnished to the Certificateholders pursuant to Section 7.09 of the Pooling and Servicing Agreement.

                  L. To apply the net proceeds from the sale of the Offered Certificates in the manner set forth in the Prospectus.

                  SECTION VI. Conditions to the Underwriters' Obligation. The obligations of the Underwriters hereunder to purchase the Offered Certificates pursuant to the Agreement are subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor herein contained; (ii) the performance by the Depositor of all of its obligations hereunder; and (iii) the following conditions as of the Closing
Date:

                  A. The Underwriters shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

                  B. The Underwriters shall not have discovered and disclosed to the Depositor on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  C. All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Grantor Trust Agreement, the Pooling and Servicing Agreement, the Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Depositor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  D. Dewey Ballantine LLP shall have furnished to the Underwriters and MBIA their written opinion, as counsel to the Depositor, addressed to the Underwriters and MBIA and dated the Closing Date, in form and substance satisfactory to the Underwriters and MBIA, to the effect that:

                           (i) The conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

                           (ii) The Registration Statement and any amendments thereto have become effective under the Securities Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

                           (iii) To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                           (iv) The statements set forth in the Basic Prospectus under the captions "Summary of Prospectus," "Description of The Certificates," "The Trusts" and "The Pooling and Servicing Agreement" and in the Prospectus Supplement under the captions "Description of The Offered Certificates" and "The Pooling and Servicing Agreement," to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

                           (v) The statements set forth in the Basic Prospectus and the Prospectus Supplement under the captions "ERISA Considerations," "Certain Legal Aspects of the Mortgage Assets" and "Certain Federal Income Tax Considerations" to the extent that they constitute matters of federal law, provide a fair and accurate summary of such law or conclusions.

                           (vi) The Pooling and Servicing Agreement conforms in all material respects to the description thereof contained in the Prospectus and is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

                           (vii) Neither the Depositor nor the Trust nor the Grantor Trust is an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                           (viii)Assuming that (a) the Trustee causes certain assets of the Trust Estate, as the Trustee has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, REMIC I, REMIC II and REMIC III will each be treated as a REMIC, each Class of the Class A Trust Certificates and the Subordinate Certificates will be treated as "regular interests" in REMIC III, the Class R Certificates will be treated as the sole "residual interest" in REMIC III, the Class R-I Certificates will be treated as the sole "residual interest" in REMIC I and the Class R-II Certificates will be treated as the sole "residual interest" in REMIC II. The Trust is not subject to tax upon its income or assets by any taxing authority of the State of New York.

                           (ix) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending that would adversely affect the status of REMIC I, REMIC II or REMIC III as a REMIC.

                           (x) As a consequence of the qualifications of REMIC I, REMIC II and REMIC III as REMICs, the Class A Trust Certificates and the Subordinate Certificates will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the Trust consist of qualifying assets under such Sections. In addition, as a consequence of the qualification of REMIC I, the REMIC II and REMIC III as REMICs, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c) of the Code.

                           (xi) No election will be made to qualify the Grantor Trust as a REMIC for federal income tax purposes. For federal income tax purposes, the Grantor Trust will be classified as a grantor trust under Subpart E, part I of Subchapter J of the Code, and not as an association taxable as a corporation. The Grantor Trust Certificates represent an undivided ownership interest in the Grantor Trust.

                           (xii) The transfer of the Class A-2 Internal
         Certificates from the Depositor to the Grantor Trust as set forth in the Grantor Trust Agreement is not required to be registered under the Securities Act of 1933, as amended.

                           (xiii)The Certificates have been duly executed and delivered by the Depositor to the Trustee for authentication.

Such counsel shall also have furnished to the Underwriters and MBIA a written statement, addressed to the Underwriters and MBIA and dated the Closing Date, in form and substance satisfactory to the Underwriters and MBIA to the effect that nothing has come to the attention of such counsel which lead them to believe that: (a) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to financial or statistical data contained in the Registration Statement); (b) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Depositor prior to the Closing Date (other than any document filed at the request of an Underwriter to the extent such document relates to Computational Materials) contained, as of the time it became effective or was filed with the Commission, as the case may be, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  E. The Underwriters shall have received the favorable opinion, dated the Closing Date, of Dewey Ballantine LLP, special counsel to the Depositor, addressed to the Depositor and satisfactory to Moody's, Standard & Poor's, Fitch and the Underwriters, with respect to certain matters relating to the transfer of the Home Equity Loans to the Depositor and from the Depositor to the Trust, and such counsel shall have consented to reliance on such opinion by Moody's, Standard & Poor's, Fitch and the Underwriters as though such opinion had been addressed to each such party.

                  F. Dewey Ballantine LLP, counsel for ContiMortgage in its capacity as both a Seller and the Servicer and ContiWest in its capacity as a Seller, shall have furnished to the Underwriters and MBIA their written opinion, as counsel to ContiMortgage and ContiWest, addressed to the Underwriters and MBIA and the Depositor and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) ContiMortgage is duly organized, validly existing in good standing as a corporation under the laws of the State of Delaware.

                           (ii) ContiMortgage has full corporate power and authority to serve in the capacity of a seller and the servicer of the Home Equity Loans as contemplated in the Pooling and Servicing Agreement and to transfer the Home Equity Loans to the Depositor as contemplated in the Pooling and Servicing Agreement.

                           (iii) The Pooling and Servicing Agreement, Grantor Trust Agreement and this Agreement have been duly authorized, executed and delivered by ContiMortgage, and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, constitute the legal, valid and binding agreements of ContiMortgage, enforceable against ContiMortgage in accordance with their respective terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion, with respect to such remedies, of the court before which any proceedings with respect thereto may be brought and (z) public policy considerations under the securities laws which may limit the availability of indemnification as to securities law liability.

                           (iv) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over ContiMortgage is required for the consummation by ContiMortgage of the transactions contemplated by the Pooling and Servicing Agreement except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

                           (v) Neither the sale and transfer of the Home Equity Loans by ContiMortgage to the Depositor, nor the execution, delivery or performance by ContiMortgage of the Grantor Trust Agreement and the Pooling and Servicing Agreement and the transactions contemplated thereby (A) conflict with or result in a breach of, or constitute a default under, (i) any term or provision of the certificate of incorporation or by-laws of ContiMortgage; (ii) any term or provision of any material agreement, deed of trust, mortgage loan agreement, contract, instrument or indenture, or other agreement to which ContiMortgage is a party or is bound or to which any of the property or assets of ContiMortgage or any of its subsidiaries is subject; (iii) to the best of such firm's knowledge without independent investigation any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over ContiMortgage; or (iv) any law, rule or regulation, applicable to ContiMortgage; or (B) to the best of such firm's knowledge without independent investigation, results in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates.

                           (vi) The execution of the Pooling and Servicing Agreement is sufficient to convey all of ContiMortgage's, ContiWest's and the Depositor's right, title and interest in the Home Equity Loans to the Trust (except as otherwise specifically set forth in the Pooling and Servicing Agreement) and following the consummation of the transaction contemplated by Section 3.05 of the Pooling and Servicing Agreement, the transfers of the Home Equity Loans by ContiMortgage and ContiWest to the Depositor and by the Depositor to the Trust are sufficient to vest in the Trust all of ContiMortgage's, ContiWest's and the Depositor's right, title and interest in the Home Equity Loans (except as otherwise specifically set forth in the Pooling and Servicing Agreement).

                           (vii) There are, to the best of such counsel's knowledge without independent investigation, no actions, proceedings or investigations pending with respect to which ContiMortgage has received service of process or threatened against ContiMortgage before any court, administrative agency or other tribunal (a) asserting the invalidity of the Grantor Trust Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement or the Certificates, (b) seeking to prevent the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement or (c) which would materially and adversely affect the performance by ContiMortgage of its obligations under, or the validity or enforceability of, the Grantor Trust Agreement, the Pooling and Servicing Agreement or the Underwriting Agreement.

                  G. Michael R. Mayberry, Esq., Counsel for ContiWest, in its capacity as a Seller, shall have furnished to the Underwriters and MBIA his written opinion, addressed to the Underwriters and dated as of the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) ContiWest is duly organized, validly existing in good standing as a corporation under the laws of the State of Nevada.

                           (ii) ContiWest has full corporate power and authority to serve in the capacity of a seller of the Home Equity Loans as contemplated in the Pooling and Servicing Agreement and to transfer the Home Equity Loans to the Depositor as contemplated in the Pooling and Servicing Agreement.

                           (iii) The Pooling and Servicing Agreement and this Agreement have been duly authorized, executed and delivered by ContiWest, and, assuming the due authorization, execution and delivery of such agreement by the other parties thereto, constitute the legal, valid and binding agreements of ContiWest, enforceable against ContiWest in accordance with its terms, subject as to enforceability to
         (x) bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion, with respect to such remedies, of the court before which any proceedings with respect thereto may be brought and (z) public policy considerations under the securities laws which may limit the availability of indemnification as to securities law liability.

                           (iv) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over ContiWest is required for the consummation by ContiWest of the transactions contemplated by the Pooling and Servicing Agreement except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

                           (v) Neither the sale and transfer of the Home Equity Loans by ContiWest to the Depositor, nor the execution, delivery or performance by ContiWest of the Pooling and Servicing Agreement and the transactions contemplated thereby (A) conflict with or result in a breach of, or constitute a default under, (i) any term or provision of the articles of incorporation or by-laws of ContiWest; (ii) any term or provision of any material agreement, deed of trust, mortgage loan agreement, contract, instrument or indenture, or other agreement to which ContiWest is a party or is bound or to which any of the property or assets of ContiWest or any of its subsidiaries is subject; (iii) to the best of such counsel's knowledge without independent investigation any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over ContiWest; or (iv) any law, rule or regulation, applicable to ContiWest; or (B) to the best of such counsel's knowledge without independent investigation, results in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates.

                           (vi) There are, to the best of such counsel's knowledge without independent investigation, no actions, proceedings or investigations pending with respect to which ContiWest has received service of process or threatened against ContiWest before any court, administrative agency or other tribunal (a) asserting the invalidity of the Pooling and Servicing Agreement, the Underwriting Agreement or the Certificates, (b) seeking to prevent the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement or (c) which would materially and adversely affect the performance by ContiWest of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement or the Underwriting Agreement.

                  H. Michael R. Mayberry, Esq., Counsel for the Depositor, shall have furnished to the Underwriters and MBIA his written opinion, addressed to the Underwriters and MBIA and dated the Closing Date, in form and substance satisfactory to the Underwriters and MBIA, to the effect that:

                           (i) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires such standing except where the failure to be in good standing would not result in a material adverse change in the condition of the Depositor, whether or not arising in the ordinary course of business. The Depositor has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement and to cause the Certificates to be issued.

                           (ii) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor.

                           (iii) This Agreement, the Grantor Trust Agreement and the Pooling and Servicing Agreement have been duly authorized, executed and delivered by the Depositor and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute valid and binding obligations, enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

                           (iv) The execution, delivery and performance of this Agreement, the Grantor Trust Agreement and the Pooling and Servicing Agreement by the Depositor, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under this Agreement, the Grantor Trust Agreement and the Pooling and Servicing Agreement nor will such actions result in a violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under this Agreement and the Pooling and Servicing Agreement.

                           (v) The direction by the Depositor to the Trustee and the Grantor Trustee to issue, authenticate and deliver the Certificates has been duly authorized by the Depositor and, assuming that the Trustee and the Grantor Trustee have been duly authorized to do so, when executed, authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement and the Grantor Trustee in accordance with the Grantor Trust Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement and the Grantor Trust Agreement.

                           (vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance of the Certificates, and the sale of the Offered Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by this Agreement and the Pooling and Servicing Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been previously obtained.

                           (vii) There are not, to the best of his knowledge without independent investigation, any actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of the Grantor Trust Agreement, the Pooling and Servicing Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by the Grantor Trust Agreement, the Pooling and Servicing Agreement or this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Grantor Trust Agreement, the Pooling and Servicing Agreement, this Agreement or the Certificates.

                           (viii) The Certificates have been duly and validly authorized and issued and, immediately prior to the sale of the Offered Certificates to the Underwriters, such Certificates are owned by the Depositor, free and clear of all Liens.

                  I. The Underwriters and MBIA shall have received the favorable opinion of counsel to the Trustee and the Grantor Trustee (together, for purposes of this section only, "MTT"), dated the Closing Date, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that:

                           (i) MTT is a banking corporation duly incorporated and validly existing under the law of the State of New York.

                           (ii) MTT has the full corporate trust power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement and the Grantor Trust Agreement.

                           (iii) The execution and delivery by MTT of the Pooling and Servicing Agreement and the Grantor Trust Agreement, and the performance by MTT of its obligations under the Pooling and Servicing Agreement and the Grantor Trust Agreement, have been duly authorized by all necessary corporate action of MTT.

                           (iv) The Pooling and Servicing Agreement and the Grantor Trust Agreement are valid and legally binding obligations of MTT enforceable against MTT.

                           (v) The execution and delivery by MTT of the Pooling and Servicing Agreement and the Grantor Trust Agreement does not (a) violate the Organization Certificate of MTT or the by-laws of the MTT,
         (b) to such counsel's knowledge, violate any judgment, decree or order of any New York or United States federal court or other New York or United States federal governmental authority by which MTT is bound or
         (c) assuming the non-existence of any judgment, decree or order of any court or other governmental authority that would be violated by such execution and delivery, violate any New York or United States federal statute, rule or regulation or require any consent, approval or authorization of any New York or United States federal court or other New York or United States federal governmental authority.

                           (vi) The Trust Certificates have been duly executed, authenticated and delivered by the Trustee. The Class A-2 Floating Certificates have been duly executed, authenticated and delivered by the Grantor Trustee.

                           (vii) If the Trustee were acting as Servicer under the Pooling and Servicing Agreement as of the date of such opinion, the Trustee would have the full corporate trust power to perform the obligations of the Servicer under the Pooling and Servicing Agreement; and

                           (viii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting MTT before or by any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to MTT, would materially and adversely affect the ability of MTT to carry out the transactions contemplated in the Pooling and Servicing Agreement or the Grantor Trust Agreement.

                  J. The Underwriters and MBIA shall have received the favorable opinion or opinions, dated the Closing Date, of counsel for the Underwriters, with respect to the issue and sale of the Offered Certificates, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriters may reasonably require.

                  K. The Underwriters and MBIA shall have received an executed copy of the Swap Agreement with respect to the Class A-2 Floating Certificates.

                  L. The Depositor, ContiMortgage, ContiWest and ContiFinancial shall each have furnished to the Underwriters and MBIA a certificate, dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of the Depositor, ContiMortgage, ContiWest and ContiFinancial, respectively, stating as it relates to each, as of the Closing Date:

                           (i) The representations and warranties of the Depositor, ContiMortgage and ContiWest in this Agreement are true and correct as of the Closing Date; and the Depositor, ContiMortgage and ContiWest have complied with each of their respective agreements contained herein which are to have been complied with on or prior to the Closing Date;

                           (ii) The information contained in the Prospectus relating to the Depositor, ContiMortgage, ContiWest and the Home Equity Loans is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

                           (iii) There has been no amendment or other document filed affecting the certificate of incorporation or by-laws of the Depositor since May 18, 1995 or the certificate of incorporation or by-laws of ContiMortgage since October 19, 1990 or the Articles of incorporation or by-laws of ContiWest since January 1, 1997 and no such amendment has been authorized. No event has occurred since March 31, 1998 which has affected the good standing of the Depositor, ContiMortgage or ContiWest under the laws of the States of Delaware and Nevada, as applicable; and

                           (iv) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Depositor, ContiMortgage, ContiWest or ContiFinancial from March 31, 1998. No publicly-held debt of ContiFinancial shall have been downgraded or put on credit watch for possible downgrade since March 31, 1998; there has been no suspension of trading in ContiFinancial's publicly-held common stock since March 31, 1998.

                  M. The Trustee shall have furnished to the Underwriters and MBIA a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and the acceptance by the Trustee of the Trusts created thereby and the due execution, authentication and delivery of the Certificates by the Trustee thereunder and such other matters as the Representative shall reasonably request.

                  N. The Certificate Insurance Policies and the Insurance Agreement shall have been issued by the Certificate Insurer and shall have been duly authenticated by an authorized agent of the Certificate Insurer, if so required under applicable state law or regulations.

                  O. The Offered Certificates (other than the Subordinate Certificates) shall have been rated in the highest rating category by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's") and Fitch IBCA, Inc. ("Fitch") and the Subordinate Certificates shall have been rated "Baa3" by Moody's, "BBB-" by Standard & Poor's and "BBB" by Fitch; no Class of Offered Certificates shall have been put on credit watch for possible downgrade.

                  P. The Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested not less than three full business days prior to the Closing Date.

                  Q. Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Depositor in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  R. Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it in each of the instances set forth in clauses (i), (ii), (iii) and (iv) herein, in the reasonable judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus.

                  S. The Representative shall have received letters, including bring-down letters, from Arthur Andersen LLP, dated on or before the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that they have performed certain specified procedures requested by the Representative with respect to the information set forth in the Prospectus and certain matters relating to ContiMortgage and ContiWest.

                  T. The Underwriters shall have received any other opinions delivered to the Ratings Agencies.

                  U. The Policies shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus. The Insurance Agreement and the Indemnification Agreement shall each have been duly executed and delivered by MBIA and the other parties thereto at or prior to the Closing Date.

                  V. The Underwriters shall have received a favorable opinion of Kutak Rock, counsel to MBIA, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) MBIA is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York. MBIA is validly licensed to do business in New York and is authorized to issue the Policies and perform its obligations under the Policies in accordance with the terms thereof.

                           (ii) The execution and delivery by MBIA of the Policies and the Indemnification Agreement are within the corporate power of MBIA and have been authorized by all necessary corporate action on the part of MBIA; the Policies have been duly executed and is the valid and binding obligation of the Insurer enforceable in accordance with its terms except that the enforcement of the Policies may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity.

                           (iii) MBIA is authorized to deliver the
         Indemnification Agreement, and such agreement has been duly executed and delivered and constitutes the legal, valid and binding obligations of MBIA enforceable in accordance with its terms except that the enforcement of the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and by public policy considerations relating to indemnification for securities law violations.

                  In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of MBIA and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than MBIA.

                  W. The Underwriters shall have received from MBIA a certificate, signed by the president, a senior vice president or a vice president of MBIA, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Policies, the Indemnification Agreement and the related documents and that, to the best of his or her knowledge based on reasonable investigation:

                           (i) There are no actions, suits or proceedings pending or threatened against or affecting MBIA which, if adversely determined, individually or in the aggregate, would adversely affect the Insurer's performance under the Policies or the Indemnification Agreement;

                           (ii) Each person who as an officer or representative of MBIA, signed or signs the Policies, the Indemnification Agreement or any other document delivered pursuant hereto, on the date thereof, or on the Closing Date, in connection with the transactions described in this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures;

                           (iii) The information contained in the Prospectus Supplement under the captions "Credit Enhancement - The Certificate Insurance Policies" and "The Certificate Insurer" is true and correct in all material respects and does not omit to state a material fact with respect to the description of the Policies or the ability of MBIA to meet its payment obligations under the Policies;

                           (iv) The tables regarding MBIA's capitalization set forth under the caption "The Certificate Insurer" presents fairly the capitalization of the Insurer as of March 31, 1998;

                           (v) On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating the direction of which has not been indicated, in the rating accorded the claims paying ability of MBIA by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Securities Act;

                           (vi) The audited balance sheet of MBIA as of December 31, 1996 and the related statement of income and retained earnings for the fiscal year then ended, and the accompanying footnotes, together with the related opinion of an independent certified public accountant, copies of which are incorporated by reference in the Prospectus Supplement, fairly present in all material respects the financial condition of MBIA as of such date and for the period covered by such statements in accordance with generally accepted accounting principles consistently applied; the unaudited balance sheet of MBIA as of March 31, 1998 and the related statement of income and retained earnings for the three-month period then ended, copies of which are included in the Prospectus Supplement, fairly present in all material respects the financial condition of MBIA as of such date and for the period covered by such statements in accordance with generally accepted accounting principles applied consistently with those principles applied in preparing the December 31, 1997 audited statements.

                           (vii) to the best knowledge of such officer, since March 31, 1998, no material adverse change has occurred in the financial position of MBIA other than as set forth in the Prospectus Supplement.

                  The officer of MBIA certifying to items (v) - (vii) shall be an officer in charge of a principal financial function.

                  MBIA shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and its by-laws, all of which are in full force and effect on the date of such certificate.

                  If any condition specified in this Section VII shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section VII.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  SECTION VII. Payment of Expenses. The Depositor agrees to pay:

                  A. the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement;
(e) the fees and expenses of Stroock & Stroock & Lavan LLP in qualifying the Certificates under the securities laws of the several jurisdictions as provided in Section V (G) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Representative); (f) any fees charged by securities rating services for rating the Offered Certificates; (g) the cost of the accountants comfort letter relating to the Prospectus; and (h) all other costs and expenses incidental to the performance of the obligations of the Depositor (including costs and expenses of counsel to the Depositor); provided that, except as provided in this Section VII, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Certificates which they may sell and the expenses of advertising any offering of the Offered Certificates made by the Underwriters, and the Underwriters shall pay the cost of any accountant's comfort letters relating to any Computational Materials (as defined herein).

                  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section VI or Section XI, the Depositor shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of Stroock & Stroock & Lavan LLP, counsel for the Underwriters.

                  SECTION VIII. Indemnification and Contribution.

                  A. The Depositor agrees to indemnify and hold harmless each Underwriter, each Underwriter's respective officers and directors and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Certificates), to which such Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse such Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, or any amendment thereof or supplement thereto, or the Registration Statement, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter through the Representative, specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Depositor may otherwise have to any Underwriter or any such officer or director or any controlling person of any such Underwriter.

                  B. Each Underwriter severally agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein, and shall reimburse the Depositor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Depositor or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Depositor or any such director, officer or controlling person.

                  C. Promptly after receipt by any indemnified party under this
Section VIII of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section VIII, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section VIII except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section VIII.

                  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section VIII for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section VIII consist of one or more Underwriters or any of its or their controlling persons, or the Depositor, if the indemnified parties under this Section VIII consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

                  Each indemnified party, as a condition of the indemnity agreements contained in Section VIII (A) and (B), shall use its reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject of such action.

                  Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                  D. Each Underwriter agrees to provide the Depositor no later than two Business Days prior to the day on which the Prospectus Supplement is required to be filed pursuant to Section I (A) hereof with a copy of any Computational Materials (defined below) produced by such Underwriter for filing with the Commission on Form 8-K.

                  E. Each Underwriter severally agrees, to indemnify and hold harmless the Depositor, each of the Depositor's officers and directors and each person who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading when read in conjunction with the Prospectus, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that in no event shall an Underwriter be liable to the Depositor under this paragraph E in an amount in excess of the fees received by such Underwriter in connection with the offering of the Offered Certificates. The obligations of an Underwriter under this Section VIII (E) shall be in addition to any liability which such Underwriter may otherwise have.

                  The procedures set forth in Section VIII (C) shall be equally applicable to this Section VIII (E).

                  F. The Depositor agrees to indemnify and hold harmless each Underwriter, each Underwriter's respective officers and directors and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Certificates), to which they may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Seller Provided Information (as defined below) provided by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Depositor may otherwise have to any Underwriter or any such officer or director or any controlling person of any such Underwriter.

                  The procedures set forth in Section VIII (C) shall be equally applicable to this Section VIII (F).

                  G. If the indemnification provided for in this Section VIII shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section VIII (A), (B), (E) or (F) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the relevant class of Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section VIII (C), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the related Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

                  The relative benefits of an Underwriter and the Depositor shall be deemed to be in such proportion as the sum of the original principal amount of the offering, plus the total proceeds to the Depositor from the sale of the Class A-10 IO Certificates (before deducting expenses) bears to the total underwriting discounts and commissions received by the related Underwriter from time to time in negotiated sales of the related Offered Certificates.

                  The relative fault of an Underwriter and the Depositor shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by such Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

                  The Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section VIII (G) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section VIII (G) shall be deemed to include, for purposes of this Section VIII (G), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  For purposes of this Section VIII, in no case shall any Underwriter (except with respect to any document (other than the Computational Materials) incorporated by reference into the Registration Statement or Prospectus at the request of such Underwriter through the Representative and except as may be provided in any agreement among the Underwriters relating to the offering of the Offered Certificates) be responsible for any amount in excess of the amount by which (x) the amount received by such Underwriter in connection with its sale of the Offered Certificates exceeds (y) the amount paid by such Underwriter to the Depositor for the Offered Certificates hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

                  H. For purposes of this Section VIII, as to each Underwriter the term "Computational Materials" means collectively, "Computational Materials," "Collateral Term Sheets" and "Structural Term Sheets" as such terms are defined in the No-Action Letter of May 20, 1994 issued by the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association, provided, that the term Computational Materials shall not include any Seller Provided Information. "Seller Provided Information" means any computer tape (or other information) furnished to any Underwriter by any Seller concerning the assets comprising the Trust.

                  I. The Underwriters confirm that the information set forth in the last paragraph on the cover page of and under the caption "Underwriting" in the Prospectus Supplement and the Computational Materials are correct and constitute the only information furnished in writing to the Depositor by or on behalf of any Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

                  SECTION IX. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor, and shall survive delivery of any Offered Certificates to the Underwriters.

                  SECTION X. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Offered Certificates shall fail at the Closing Date to purchase the Offered Certificates which it is (or they are) obligated to purchase hereunder (the "Defaulted Certificates"), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then

                           (i) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

                           (ii) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

                  No action taken pursuant to this Section X shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

                  In the event of a default by any Underwriter as set forth in this Section X, each of the Underwriters and the Depositors shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

                  SECTION XI. Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if any of the events or conditions described in
Section VI (R) of this Agreement shall occur and be continuing, or if any other closing condition set forth in Section VI shall not have been fulfilled when required to be fulfilled. In the event of any such termination, the covenant set forth in Section V (H), the provisions of Section VII, the indemnity and contribution agreements set forth in Section VIII, and the provisions of Sections IX, XIV and XVI shall remain in effect.

                  SECTION XII. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  A. if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch & Co., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Attention: Asset Finance Group (Fax: 212-449-9015); and

                  B. if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of ContiSecurities Asset Funding Corp., 3811 West Charleston Boulevard, Suite 104, Las Vegas Nevada 81092 (fax:
702-822-5839), with a copy to

ContiFinancial Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Chief Counsel (Fax: 212-207-2937).

                  SECTION XIII. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of each Underwriter's respective officers and directors and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section XIII, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  SECTION XIV. Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  SECTION XV. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

                  SECTION XVI. Governing Law: Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                  The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

                  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  SECTION XVII. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  SECTION XVIII. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  SECTION XIX.. Miscellaneous. Merrill Lynch will be deemed to be a Selling Agent with respect to the Class A-2 Internal Certificates.

                  If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

                                                              Very truly yours,

                                       CONTISECURITIES ASSET FUNDING CORP.

                                       By:
                                           -------------------------------
                                           Name:
                                           Title:

                                       By:
                                           -------------------------------
                                           Name:
                                           Title:

                  CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Acting on its own behalf and as
Representative of the Several
Underwriters referred to in the foregoing
Agreement

By:
   --------------------------------------
     Name:
     Title:

CONTIMORTGAGE CORPORATION             CONTIWEST CORPORATION

Accepts and hereby agrees solely      Accepts and hereby agrees solely
to the provisions of Section V (H)    to the provisionsof Section V (I)

By:                                   By:
   -------------------------------       -------------------------------
   Name:                                 Name:
   Title:                                Title:

By:                                   By:
  --------------------------------       -------------------------------
  Name:                                  Name:
  Title:                                 Title:

                                                       SCHEDULE A

                                         Class A-1 Certificates

Underwriters                                Principal Amount              Underwriting
                                                                            Discount
Merrill Lynch, Pierce, Fenner & Smith           $19,000,000                 0.1000%
     Incorporated
Bear, Stearns & Co. Inc.                        $19,000,000                 0.1000%
Credit Suisse First Boston Corporation          $19,000,000                 0.1000%
Greenwich Capital Markets, Inc.                 $19,000,000                 0.1000%
Morgan Stanley & Co. Incorporated               $19,000,000                 0.1000%
Nomura Securities International, Inc.           $19,000,000                 0.1000%


                                             Class A-2 Fixed
                                              Certificates

Underwriters                                Principal Amount              Underwriting
                                                                            Discount
Merrill Lynch, Pierce, Fenner & Smith          $41,666,670                  0.1600%
     Incorporated
Bear, Stearns & Co. Inc.                       $41,666,666                  0.1600%
Credit Suisse First Boston Corporation         $41,666,666                  0.1600%
Greenwich Capital Markets, Inc.                $41,666,666                  0.1600%
Morgan Stanley & Co. Incorporated              $41,666,666                  0.1600%
Nomura Securities International, Inc.          $41,666,666                  0.1600%

                                    Class A-2 Floating Certificates

Underwriters                                Principal Amount              Underwriting
                                                                            Discount
Merrill Lynch, Pierce, Fenner & Smith           $29,166,670                 0.1600%
     Incorporated
Bear, Stearns & Co. Inc.                        $29,166,666                 0.1600%
Credit Suisse First Boston Corporation          $29,166,666                 0.1600%
Greenwich Capital Markets, Inc.                 $29,166,666                 0.1600%
Morgan Stanley & Co. Incorporated               $29,166,666                 0.1600%
Nomura Securities International, Inc.           $29,166,666                 0.1600%



                                         Class A-3 Certificates

Underwriters                                Principal Amount              Underwriting
                                                                            Discount
Merrill Lynch, Pierce, Fenner & Smith           $45,833,335                 0.1800%
     Incorporated
Bear, Stearns & Co. Inc.                        $45,833,333                 0.1800%
Credit Suisse First Boston Corporation          $45,833,333                 0.1800%
Greenwich Capital Markets, Inc.                 $45,833,333                 0.1800%
Morgan Stanley & Co. Incorporated               $45,833,333                 0.1800%
Nomura Securities International, Inc.           $45,833,333                 0.1800%


                                        Class A-4 Certificates

Underwriters                                Principal Amount              Underwriting
                                                                            Discount
Merrill Lynch, Pierce, Fenner & Smith           $30,833,335                 0.2500%
     Incorporated
Bear, Stearns & Co. Inc.                        $30,833,333                 0.2500%
Credit Suisse First Boston Corporation          $30,833,333                 0.2500%
Greenwich Capital Markets, Inc.                 $30,833,333                 0.2500%
Morgan Stanley & Co. Incorporated               $30,833,333                 0.2500%
Nomura Securities International, Inc.           $30,833,333                 0.2500%


                                        Class A-5 Certificates

Underwriters                                Principal Amount              Underwriting
                                                                            Discount
Merrill Lynch, Pierce, Fenner & Smith           $15,000,000                 0.3000%
     Incorporated
Bear, Stearns & Co. Inc.                        $15,000,000                 0.3000%
Credit Suisse First Boston Corporation          $15,000,000                 0.3000%
Greenwich Capital Markets, Inc.                 $15,000,000                 0.3000%
Morgan Stanley & Co. Incorporated               $15,000,000                 0.3000%
Nomura Securities International, Inc.           $15,000,000                 0.3000%


                                        Class A-6 Certificates

Underwriters                                Principal Amount              Underwriting
                                                                            Discount
Merrill Lynch, Pierce, Fenner & Smith           $16,166,670                 0.3300%
     Incorporated
Bear, Stearns & Co. Inc.                        $16,166,666                 0.3300%
Credit Suisse First Boston Corporation          $16,166,666                 0.3300%
Greenwich Capital Markets, Inc.                 $16,166,666                 0.3300%
Morgan Stanley & Co. Incorporated               $16,166,666                 0.3300%
Nomura Securities International, Inc.           $16,166,666                 0.3300%


                                        Class A-7 Certificates

Underwriters                                Principal Amount              Underwriting
                                                                            Discount
Merrill Lynch, Pierce, Fenner & Smith           $16,766,670                 0.3500%
     Incorporated
Bear, Stearns & Co. Inc.                        $16,766,666                 0.3500%
Credit Suisse First Boston Corporation          $16,766,666                 0.3500%
Greenwich Capital Markets, Inc.                 $16,766,666                 0.3500%
Morgan Stanley & Co. Incorporated               $16,766,666                 0.3500%
Nomura Securities International, Inc.           $16,766,666                 0.3500%


                                        Class A-8 Certificates

Underwriters                                                              Underwriting
                                            Principal Amount                Discount
Merrill Lynch, Pierce, Fenner & Smith          $235,000,000                 0.2400%
     Incorporated


                                        Class A-9 Certificates

Underwriters                                Principal Amount              Underwriting
                                                                            Discount
Merrill Lynch, Pierce, Fenner & Smith          $23,900,000                  0.2000%
     Incorporated
Bear, Stearns & Co. Inc.                       $23,900,000                  0.2000%
ContiFinancial Services Corporation            $15,000,000                  0.2000%
Credit Suisse First Boston Corporation         $23,900,000                  0.2000%
Greenwich Capital Markets, Inc.                $23,900,000                  0.2000%
Morgan Stanley & Co. Incorporated              $23,900,000                  0.2000%
Nomura Securities International, Inc.          $23,900,000                  0.2000%


                                      Class A-10 IO Certificates

Underwriters                               Percentage Interest            Underwriting
                                                                            Discount
Merrill Lynch, Pierce, Fenner & Smith             100%                      0.5000%
     Incorporated


                                          Class B Certificates

Underwriters                                Principal Amount              Underwriting
                                                                            Discount
Merrill Lynch, Pierce, Fenner & Smith          $11,666,670                  0.6000%
     Incorporated
Bear, Stearns & Co. Inc.                        $11,666,666                 0.6000%
Credit Suisse First Boston Corporation          $11,666,666                 0.6000%
Greenwich Capital Markets, Inc.                 $11,666,666                 0.6000%
Morgan Stanley & Co. Incorporated               $11,666,666                 0.6000%
Nomura Securities International, Inc.           $11,666,666                 0.6000%

                                                                       EXHIBIT A

                   [LETTERHEAD OF CONTIFINANCIAL CORPORATION]

                                                  June 9, 1998




Merrill Lynch, Pierce, Fenner & Smith Incorporated
     As Representative of the Several Underwriters
World Financial Center
North Tower
250 Vesey Street
New York, New York  10281

Ladies and Gentlemen:

This Guaranty is made by ContiFinancial Corporation, a Delaware corporation with its principal office at 277 Park Avenue, New York, New York 10172 ("CFC"), in favor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the Several Underwriters, with its principal office at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281.

         As an inducement to you and in consideration of your entering into the Underwriting Agreement referred to below, CFC hereby absolutely, unconditionally and irrevocably guarantees the prompt performance of the obligations, including any payment obligations, of ContiSecurities Asset Funding Corp., ("Depositor"), a Delaware corporation with its principal office at 3811 West Charleston Boulevard, Las Vegas, Nevada 81092, under Section VIII of the Underwriting Agreement, dated as of June 9, 1998, between Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the Several Underwriters. This Guaranty is a guaranty of performance and payment and not of collection. The obligations of CFC hereunder shall not be impaired by failure of Depositor to provide notice to CFC of any modification or amendment of said contract agreed to by the parties thereto. This Guaranty may be amended only by an instrument in writing executed by the undersigned.

         This Guaranty shall be governed by the laws of the State of New York applicable to agreements made and to be performed in the State of New York without giving effect to the conflict of law rules thereof.

         IN WITNESS WHEREOF, CFC has caused this Guaranty to be executed by duly authorized corporate officers the day and year first above written.

                                       CONTIFINANCIAL CORPORATION

                                       By:
                                          -----------------------
                                          Name:
                                          Title:

                                       By:
                                          -----------------------
                                          Name:
                                          Title:

ACCEPTED
as of June   , 1998

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED as representative of the Several Underwriters

By:
   ------------------------------------------
   Name:
   Title: